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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38561, 333-25435, 333-49081, 333-53079, 333-59905, 333-61085, 333-06385, 333-01046, 33-83832, 333-44046, 333-58066 and 333-84827) of Spectrian Corporation of our report dated April 17, 2002, except for Note 16, which is as of June 5, 2002, relating to the financial statements, which appears in this Form 10-K/A.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California
November 13, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS